UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) December 13, 2013
UNITED AMERICAN HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	001-11638	38-2526913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 East Wacker Drive, Suite 1200	60601
Chicago, Illinois
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (313) 393-4571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 13, 2013, the Company held its annual meeting of shareholders (the “Annual Meeting”) to consider and vote on the following proposals:

1.	To elect three directors for terms to expire at the 2015 annual meeting of shareholders, or until their respective successors are duly elected and qualified.

2.	To elect four directors for terms to expire at the 2016 annual meeting of shareholders, or until their respective successors are duly elected and qualified.

3.	To approve a change in our state of incorporation from Michigan to Nevada.

4.	To ratify the appointment of Bravos & Associates as the company’s independent registered public accounting firm for fiscal 2014.

The number of shares of Common Stock issued, outstanding and eligible to vote at the Annual Meeting as of the record date of November 1, 2013, was 18,292,766.  12,473,522 shares were represented at the Annual Meeting (in person or by proxy), constituting 68.2% of the outstanding shares entitled to vote.  The election of directors and each of the other proposals received the requisite approval by the Company’s shareholders.  The final results of the voting on each of the matters presented to the Company’s shareholders are as follows:

1.	Election of Directors for terms to expire at the 2015 annual meeting of shareholders

Name	For	Withheld
John T. Woolley	12,419,855	53,667
Tom A. Goss	12,419,855	53,667
Emmett S. Moten, Jr	12,406,731	66,791

2.	Election of Directors for terms to expire at the 2016 annual meeting of shareholders

Name	For	Withheld
Herbert J. Bellucci	12,413,944	59,578
Ronald E. Hall, Sr.	12,419,855	53,667
Richard M. Brown, D.O.	12,419,855	53,667
William C. Brooks	12,414,387	59,135

3.	Approve a change in our state of incorporation from Michigan to Nevada

For	Against	Abstain
12,391,923	68,746	12,853

4.	Ratification of Bravos & Associates as the company’s independent registered public accounting firm for fiscal 2014.

For	Against	Abstain
12,397,863	51,982	23,677

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized
Date: December 17, 2013	UNITED AMERICAN HEALTHCARE CORPORATION

	By:	/s/ John M. Fife
		Name:	John M. Fife
		Title:	President and Chief Executive Officer